EXHIBIT 1

                            Underwriting Agreement

                                                                     EXHIBIT 1

                     IBF VI - SECURED LENDING CORPORATION
                           (A Delaware corporation)


                            UNDERWRITING AGREEMENT

                      CURRENT INTEREST SUBORDINATED BONDS
                         ACCRETION SUBORDINATED BONDS

                                  $50,000,000

NATIONAL SECURITIES CORPORATION                      _________________, 2000
875 N. Michigan Ave., Suite 1560
Chicago, Illinois 60611

Gentlemen:

         IBF VI - Secured Lending Corporation (the "Company"), a Delaware corporation, desires to offer for sale to the public $50,000,000 in principal amount of its Current Interest Subordinated Bonds and Accretion Subordinated Bonds ("Bonds"). The Company desires to offer the Bonds for sale through National Securities Corporation, Inc. (the "Underwriter"). The offering will be undertaken by the Underwriter as agent for the Company on a "best efforts, $500,000 Bonds minimum-$50,000,000 Bonds maximum" basis so that in the event $500,000 for the purchase of Bonds is not received within the agreed period, no Bonds will be sold, and the Underwriter will not be entitled to any compensation, except reimbursement of out-of-pocket expenses. On these premises, we set forth the terms of our proposed agreement as follows:

         1. Appointment of Underwriter. The Company hereby appoints the Underwriter, on all the terms and conditions hereinafter set forth, as the Company's exclusive agent to use its best efforts to sell on behalf of the Company the Bonds.

         2. Representations and Warranties of the Company. As an inducement to, and to obtain the reliance of, the Underwriter in connection herewith, the Company represents, warrants, and agrees with the Underwriter as follows:

                  (a) The Company has prepared and filed or will prepare and file with the United States Securities and Exchange Commission (the "Commission"), a registration statement on form SB-2, including a prospectus, relating to the Bonds in accordance with section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission thereunder. As used in this Agreement, the term "Registration Statement" means such Registration Statement, including exhibits, financial statements, and schedules, as amended, when it becomes effective, and the term "Prospectus" means the Prospectus filed with the Registration Statement. (The Registration Statement and Prospectus, as defined herein, are hereinafter collectively referred to as the "Filing.") The Company will utilize its best efforts to cause the Filing to become effective and to maintain its effectiveness during the term hereof.

                  (b) The Commission has not issued and, to the knowledge and belief of the Company, does not have cause to issue an order preventing or suspending the use of the Filing; the Filing conforms or shall conform in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder (the "Regulations") and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and on the Effective Date (as hereinafter defined) and at all times subsequent thereto up to the Termination Date (as hereinafter defined), the Filing and any amendment or supplement thereto will fully comply with the provisions of the Securities Act and the Regulations and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading; provided, that the foregoing representations and warranties shall not apply to statements in or omissions from the Filing, or any amendments or supplements thereto, made in reliance on and in conformity with information furnished herein or in writing to the Company by or on behalf of the Underwriter expressly for use therein.

                  (c) The Company has one subsidiary, IBF VI - Asset Securitization Corp.

                  (d) Except as reflected in or contemplated by the Filing, since the respective dates as of which information is given in the Filing, there has not been and on the Effective Date there will not have been, any material adverse change in the condition of the Company, financial or otherwise, or in the results of its operations.

                  (e) The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $1.00, of which 1,000 shares are issued and outstanding. On the date of issuance, the Bonds will be duly and validly authorized and, when issued and paid for in accordance with this Agreement and the Indenture dated _______________, 2000 ("Indenture"), will be validly issued, fully paid, and non-assessable, and will conform to the description thereof contained in the Filing; and the execution and delivery of, and compliance with, this Agreement and the Indenture and the issuance of the Bonds will not conflict or constitute a breach of or default under the certificate of incorporation or bylaws of the Company, any indenture, agreement, or other instrument by which the Company is bound, any order, decree, rule, or regulation of any court, or any law or administrative regulation applicable to the Company.

                  (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with an authorized and outstanding capitalization as set forth in the Filing and with full corporate power and authority to carry on the business in which it is now engaged. The Company is qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of any properties or the character of its operations requires such qualification or licensing. The Company has all requisite corporate power and authority and all material and necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus, and the Company is doing business in strict compliance with all such authorizations, approvals, orders, licenses, certificates, and permits and all federal, state, and local laws, rules, and regulations concerning the business in which the Company is engaged. The disclosures in the Filing concerning the effects of federal, state, and local regulation on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement and the Indenture and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals, and orders required in connection therewith have been obtained or will have been obtained prior to the time of closing as provided in subparagraph 3(f) hereto. No consent, authorization, or order of, and no filing with any court, governmental agency, or other body is required for the issuance of the Bonds pursuant to the Filing, except with respect to applicable federal and state securities laws.

                  (g) The Filing contains audited balance sheets of the Company as of December 31, 1999, and December 31, 1998, and the related audited statements of operations, change in shareholder's equity and cash flows for the period June 8, 1998 (inception) through December 31, 1999, including the notes thereto, together with the opinion of Radin, Glass & Co., LLP, independent certified public accountants, with respect to the audited balance sheet and related audited statements as well as unaudited balance sheets of the Company as of June 30, 2000, and the related unaudited statements of operations, change in shareholder's equity and cash flows for the period December 31, 1999 through June 30, 2000, including the notes thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as otherwise indicated in the notes thereto. The balance sheet presents fairly as of its date the financial condition of the Company. The Company did not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein (including the notes thereto), any liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. The statement of stockholders' equity presents fairly the information that should be presented therein in accordance with generally accepted accounting principles.

                  (h) Except as set forth in the Filing, there is no action, suit, or proceeding before any court or government agency, authority, or body pending or, to the knowledge of the Company, threatened which might result in judgments against the Company which are not adequately covered by insurance, or which is pending or, to the knowledge of the Company, threatened by any public body, agency, or authority, which might result in any material adverse change in the condition (financial or otherwise), business, or prospects of the Company or would materially affect its properties or assets.

                  (i) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will not conflict with, or constitute a breach of, any of the terms, provisions, or conditions of any agreement or instrument to which the Company is a party, nor will any one nor any combination of the foregoing have such a result.

                  (j) The Company has the legal right, power, and authority to enter into this Agreement, and the execution, delivery, and, except as otherwise indicated in this Agreement, performance thereof by the Company, do not require the consent or approval of any governmental body, agency, or authority which has not been obtained.

                  (k) The Company is not a party to any material contract (meaning thereby a contract materially affecting its business or properties) that is not referred to in the Filing. No default of any material significance exists in the due performance and observance by the Company of any term, covenant, or condition of any such contract; all such contracts are in full force and effect and are binding on the parties thereto in accordance with their terms; and, to the knowledge of the Company, no other party to any such material contract has threatened or instituted any action or proceeding wherein the Company is alleged to be in default thereunder.

                  (l) No stock options or warrants are or will be outstanding or issued during the period covered by this Agreement, except as set forth in the Filing.

                  (m) The Company is not delinquent in the filing of any tax return or in the payment of any taxes, knows of no proposed redetermination or assessment of taxes, and has paid or provided for adequate reserves for all known tax liabilities.

         3. Employment of the Underwriter. On the foregoing representations, agreements, and warranties and subject to the terms and conditions of this
Agreement:

                  (a) The Company hereby employs the Underwriter as exclusive agent to sell for the Company's account the Bonds. The Underwriter agrees to use its best efforts as agent, promptly following the receipt of written notice of the Effective Date of the Registration Statement, to offer for sale the Bonds, subject to the terms, provisions, and conditions hereinafter set forth.

                  (b) In the event the Underwriter does not find subscribers for Bonds having a total aggregate purchase price of $500,000 within three months following the Effective Date (unless extended by agreement of the Company and Underwriter for an additional period not to exceed three months), this Agreement shall terminate, and neither party to this Agreement shall have any obligation to the other party hereunder. Appropriate arrangements for placing the funds received for the Bonds in escrow until a total of $500,000 in cash has been received shall be made prior to the commencement of the offering hereunder, with provision for refund to the purchasers as set forth above or for delivery to the Company of the net proceeds therefrom if $500,000 or more in cash has been received from the sale of Bonds hereunder within the specified time period.

                  (c) The Bonds shall be offered to the general public at face value without discount; provided, that the Underwriter may, at its discretion, waive its commission under subsection 3(e), below, and offer Bonds at face value less the amount of the commission so waived.

                  (d) The Underwriter is granted irrevocable authority as agent for the Company to declare any contract to purchase Bonds offered to the public hereunder in default if the Bonds are not paid for in cash within seven business days after the contract date. The Underwriter shall instruct investors to make all checks tendered as payment for the Bonds payable to "CSTTC Escrow Agent for IBF VI - Secured Lending Corporation" and shall deposit promptly, but in no event later than noon of the next business day following receipt, the gross proceeds from sales of Bonds in the account with the escrow agent until $500,000 (or such other amount as may be required by the securities commission of any state in which the Bonds are offered and sold) in good funds is received from said sales, and, thereafter, the escrow account shall continue to be used as a clearing account into which all checks for the payment for securities shall likewise be promptly deposited. Subject to and after the sale of Bonds with a minimum public offering price of $500,000 and the release by the escrow agent of such funds under the terms of the escrow agreement, as funds are collected and subscriptions accepted by the Company, the net proceeds (gross proceeds minus the Underwriter's sales commissions and accountable expenses as provided herein) shall be promptly paid to the Company and the Underwriter's sales commission and accountable expenses shall be paid to it.

                  (e) As its compensation, and subject to the sale of $500,000 of Bonds, the Underwriter shall be entitled to receive a commission of 8% of the principal amount of the Bonds sold and for which payment is made to the Company. In addition, the Underwriter will receive reimbursement for all accountable out of pocket expenses. Finally, the Underwriter shall be entitled to receive 2.0% of the Company's annual Net Income for each calendar year through 2006. For purposes of this provision, Net Income shall be calculated in the same manner as set forth in the Indenture. In the event the Underwriter does not find subscribers for Bonds having a total aggregate purchase price of $500,000 within three months following the Effective Date (unless extended by agreement of the Company and Underwriter for an additional period not to exceed three months), the Underwriter will be reimbursed only for its actual accountable out of pocket expenses.

                  (f) The Company agrees to issue or have issued Bonds in such names and denominations as may be specified by the Underwriter and to deliver certificates representing the Bonds to the purchasers in accordance with the Indenture against payment of the purchase price of the Bonds net of the Underwriter's sales commissions (including the Underwriter's accountable expenses), as provided herein. Such payment and delivery shall be at such place and at such date and time within 21 days following the sale of the minimum amount of Bonds as provided in subsection 3(b) hereof as shall be agreed on by the Underwriter and the Company (the "time of closing"). Thereafter, further payments and deliveries shall be made at such address and at such subsequent times and dates similarly agreed on so as to effect the prompt transmittal of funds and of certificates for Bonds to the purchasers (a "subsequent time of closing"). All requisitions for Bonds by the Underwriter shall be in writing and shall be given to the Company before the delivery date.

                  (g) The Underwriter is authorized to organize a selling group of participating dealers consisting exclusively of members of the National Association of Securities Dealers, Inc., or foreign dealers who are not eligible for membership in said association. The Underwriter will use the services of Coleman & Company Securities, Inc., an affiliate of the Company ("Coleman") to assist the Underwriter in making wholesale distribution of the offering to the selling group of participating dealers. Participating dealers are to act as agents and shall be allowed to purchase on an equal basis from the Underwriter at a price which provides a concession out of the Underwriter's commissions in such amount as the Underwriter may determine, but in no event in excess of 7.5% of the principal amount of the Bonds sold by the participating dealers and for which payment is made to the Company. For the services rendered by Coleman, it will receive from the Underwriter 0.5% of the principal amount of the Bonds sold and for which payment is made to the Company.

                  (h) The Company has appointed Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004, as Trustee under the Indenture and registrar of the Bonds.

         4. Representations and Warranties of the Underwriter. As an inducement to, and to obtain the reliance of, the Company in connection herewith, the Underwriter represents, warrants, and agrees with the Company as follows:

                  (a) The Underwriter is duly registered as a securities broker-dealer in accordance with the Securities Exchange Act of 1934, as amended.

                  (b) The Underwriter will not publish, issue, or circulate or authorize the publication, issuance, or circulation of any circular, notice, or advertisement which offers the Bonds for sale which shall not have previously been approved by the Company and its counsel, except for so-called "tombstone" advertisements and which has not been approved by the Commission prior to its use, if such prior approval is required.

                  (c) The Underwriter is in good standing and in full and current compliance in all material respects with the rules of the National Association of Securities Dealers, Inc.

                  (d) The Underwriter shall confirm sales to customers only in those states in which it is licensed to do so as a securities broker or dealer and shall ensure that all participating dealers similarly confirm sales to customers only in states in which they are duly licensed to do so. The Underwriter and participating dealers in the distribution of the offering will comply with sections 8, 24, 25 and 36 of Article III of the NASD Rules of Fair Practice and rule 15c2-8 promulgated under the Securities Exchange Act of 1934, as amended.

         5. Covenants by the Company. In further consideration of the agreements by the Underwriter herein contained, the Company covenants as follows:

                  (a) At least 48 hours prior to submission of the Filing or any amendment thereto to the Commission, the Underwriter shall be provided with a copy of such Filing or amendment, and no such Filing will be made to which the Underwriter shall object within the 48 hour period.

                  (b) The Company will use its best efforts to cause the Registration Statement to become effective and will not at any time, whether before, on, or after the Effective Date, file any amendments to the Filing or supplement thereto without first obtaining the Underwriter's approval. Such approval shall be obtained by compliance with subsection (a) above. Said Filings or any amendments or supplements thereto shall be in compliance with the Securities Act and the Regulations of the Commission to the best of the Company's knowledge, information, and belief.

                  (c) As soon as the Company is advised thereof, the Company will advise the Underwriter and confirm the advice in writing (i) as to when the Registration Statement has become effective; (ii) of any request made by the Commission for amendment of or supplement to the Filing, or for additional information with respect thereto; and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any amendment thereto or the initiation, or threat of initiation, of any proceedings for such purpose, and the Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

                  (d) The Company will deliver to the Underwriter prior to the Effective Date, copies of the preliminary prospectus and, on the Effective Date of the Registration Statement, without charge and from time to time thereafter, copies of the Prospectus and amendments thereto as required by law to be delivered in connection with sales, in such quantities as the Underwriter may reasonably request.

                  (e) The Company will deliver to the Underwriter, without charge, one manually executed copy of the Registration Statement, together with all required exhibits as filed and all amendments thereto with exhibits which have not previously been furnished to the Underwriter, and will deliver to the Underwriter, without charge, such reasonable number of copies of the Registration Statement and Prospectus (excluding exhibits) and all amendments thereto as the Underwriter may reasonably request.

                  (f) Prior to the Termination Date if, in the opinion of the Underwriter, any statements are contained in the Filing which are misleading or inaccurate in light of the circumstances under which they are made, the Underwriter may require the Company to amend or supplement the Filing to correct said statements and may request such reasonable number of copies of any amended or supplemented Filing as may be necessary to comply with the Securities Act and Regulations.

                  (g) The Company will have used and will use its best efforts to secure on or before the Effective Date of the Registration Statement, and to maintain for such period as may be required for distribution, such exemptions, registrations and qualifications of the Bonds as will permit the public offering thereof under the "Blue Sky Laws" of such states as the Underwriter and the Company shall agree upon; provided, that no such qualification shall be required if, as a result thereof, the Company would be made subject to qualify for authority to do business as a foreign corporation in a jurisdiction where it is not now so subject or so qualified. The Company's counsel shall furnish copies of any such filings or other materials submitted in connection with this subparagraph to the Underwriter and shall notify the Underwriter, in writing, of those states in which the Bonds may be offered and sold pursuant to the terms hereof. The Underwriter agrees to cooperate in securing such exemptions, registrations and qualifications in accordance with the terms hereof.

                  (h) The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, including
         (i) all expenses incident to its issuance and delivery of the Bonds;
         (ii) the fees and expenses incident to the preparation, printing, and filing of the Filing (including all exhibits thereto) with the Commission, the various "blue sky" agencies and the National Association of Securities Dealers, Inc.; and (iii) the costs of furnishing to the Underwriter copies of the Filing and preliminary and definitive prospectus. The Company shall not, however, be required to pay for transfer tax stamps on any sales of the Bonds which the Underwriter may make or to pay for any of the Underwriter's expenses or those of any other dealers other than as hereinabove set forth.

                  (i) For a period of six years from the Effective Date, the Company will furnish the Underwriter (i) all reports and financial statements, if any, the Company files with or furnishes to the Commission or any stock exchange on which the securities of the Company are listed; (ii) such other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its stock; (iii) every press release and every news item and article with respect to the affairs of the Company which is released by the Company; and (iv) such additional documents and information with respect to the affairs of the Company and any future subsidiaries of the Company as the Underwriter may from time to time reasonably request.

                  (j) The Company will mail or otherwise make generally available to its security holders as soon as practicable, but in no event more than 15 months after the close of the fiscal quarter ending after the Effective Date of the Registration Statement, an earnings statement, which need not be audited, covering a period of at least 12 months beginning after the Effective Date of the Registration Statement.

                  (k) The Company will, as promptly as practicable after the end of each fiscal year, release an appropriate report covering its operations for such year and send to the Underwriter, to all holders of record of the Company's Bonds, and to recognized statistical services, a report covering operations for such year, including a balance sheet of the Company and statements of earnings and of retained earnings, as examined by the Company's independent accountants.

               (l) The Company will apply the net proceeds from the offering received by it in substantially the manner set forth in the Prospectus.

                  (m) The Company will comply with the reporting requirements to which it is subject pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended.

                  (n) The Company will, as soon as practicable following the filing of the Filing with the Commission, make application for and receive a CUSIP number for its securities from Standard and Poor's Corporation.

         6.       Reciprocal Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Underwriter and any person who may be deemed to control the Underwriter within the meaning of section 15 of the Securities Act; and

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, such of its officers as sign the Registration Statement, and any person who may be deemed to control the Company within the meaning of the Securities Act;

against any and all losses, claims, damages, or liabilities whatsoever (including, but not limited to, any and all legal or other expenses whatsoever reasonably incurred in investigating, preparing, or defending against any actions or threatened actions or claims) based on or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Filing (as from time to time amended or supplemented) or any application or other document filed in any state in order to register, qualify, or obtain an exemption for the Bonds under the laws thereof ("blue sky application"), as the case may be, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by any of the indemnifying parties of any provision of the Securities Act or any Regulation, or of common or statutory law, and against any and all losses, claims, damages, or liabilities whatsoever to the extent of the aggregate amount paid in settlement of any action, commenced or threatened, or of any claim whatsoever based on any such untrue statement or omission or any such violation (including, but not limited to, any and all legal or other expenses whatsoever reasonably incurred in investigating, preparing, or defending against any such actions or claims) if such settlement is effected with the written consent of any indemnifying party. The indemnification by the Underwriter shall extend only to any such statements or omissions made in reliance on and in conformity with written information furnished to the Company by the Underwriter or on behalf of the Underwriter for use in the remaining statements in or omissions from the Filing or blue sky applications.

         Each of the foregoing indemnifications is expressly conditioned on the indemnifying party being notified by the person seeking indemnification, by letter or by telegram confirmed by letter, of any action commenced against such person, within a reasonable time after such person shall have been served with the summons or other first legal process giving information as to the nature and basis of the claim, and in any event at least ten days prior to the entry of any judgment in such action, but the failure to give such notice shall not relieve any indemnifying party of any liability which such party may have to such person otherwise than on account of this indemnity agreement. Any party whose indemnification is being relied on shall assume the defense of any action or claim, including the employment of counsel and the payment of all expenses. Any indemnified party shall have the right to separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof shall have been specifically authorized by the indemnifying party, or (ii) the indemnifying party shall have failed to assume the defense and employ counsel.

         The indemnifications contained above in this section 6, and the representations and warranties of the Company set forth in this Agreement, will remain operative and in full force and effect, regardless of any investigations made by or on behalf of the Underwriter or any controlling person thereof, or by or on behalf of the Company or its directors or officers and will survive delivery of and payment for the Bonds.

         7. Conditions to Obligations of the Company. The obligation of the Company to deliver the Bonds being sold by the Underwriter hereunder is subject to the conditions that (i) the Registration Statement shall have become effective not later than 5:00 p.m., Eastern Time, the twenty-fifth business day following the date hereof or such later time and date as is acceptable to the Company, and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall be in effect at the time of closing or at each subsequent time of closing, if any, and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission, it being understood that the Company shall use its best efforts to prevent the issuance of any such stop order and, if one has been issued, to obtain the lifting thereof. In the event that the Bonds (or any part thereof) are not delivered by virtue of the provisions of clause (i) of this paragraph, the Company shall not be liable to the Underwriter.

         8. Conditions to the Obligations of the Underwriter. The several obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof, at the time of closing and at each subsequent time of closing, if any, of the representations and warranties made herein by the Company; to the accuracy in all material respects of the statements of the officers of the Company made pursuant to the provisions hereof; to the performance by the Company of its obligations hereunder required on its part to be performed or complied with prior to or at such time of closing; and to the following additional conditions:

                  (a) The Filing shall have fully complied with the provisions of the Securities Act and the Regulations and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that statements or omissions in the Filing in reliance on, and in conformity with, information furnished in writing by or on behalf of the Underwriter expressly for use therein shall not be considered within the scope of this provision.

                  (b) The Underwriter shall not have advised the Company that the Filing, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Underwriter, is material or omits to state a fact which, in the opinion of the Underwriter, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) The Registration Statement shall have become effective not later than the date specified in section 7, or such later time and date as is acceptable to the Underwriter and, prior to the time of closing, no stop order shall have been issued by the Commission with respect to the Filing, no proceedings therefor shall have been initiated by the Commission, and to the knowledge of the Company or the Underwriter, no such proceedings shall be contemplated by the Commission.

                  (d) Each contract to which the Company is a party and which is filed as an exhibit to the Registration Statement shall be in full force and effect at such time of closing, or shall have been terminated, in accordance with its terms; no party to any such contract shall have given any notice of cancellation or, to the knowledge of the Company, shall have threatened to cancel any such contract; and there shall be no material misstatement in any description of a contract contained in the Filing.

                  (e) From the date hereof until the time of closing and until each subsequent time of closing, if any, no material litigation or legal proceedings of any nature shall have been commenced or threatened against the Company, nor any litigation or legal proceedings which are directed against the consummation of the transactions herein contemplated and no substantial change, financial or otherwise, shall have occurred in or relating to the condition, business, or assets of the Company which shall render such condition, business, or assets substantially less favorable, in the Underwriter's judgment, than as set forth in the Filing.

                  (f) The Underwriter shall have been furnished at the time of closing and at each subsequent time of closing, if any, with such certificates as the Underwriter may reasonably request evidencing the continued accuracy in all material respects of the respective representations and warranties made herein by the Company and the fulfillment of the conditions stated above in subsections (a), (c),
         (d), and (e) of this section.

                  (g) The Underwriter shall have received at the time of closing an opinion of the firm of Brown & Wood LLP, counsel for the Company, dated as of the time of closing and in a form and substance satisfactory to counsel for the Underwriter, to the following effect:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of Delaware, with power and authority to own its properties, hold its franchises, and conduct its business, as described in the Prospectus, and, to the best of the knowledge and information of said counsel, is duly qualified to do business and is in good standing in every other jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary;

                           (ii) The Bonds have been duly and validly
                  authorized and are fully paid and non-assessable; and the description of the Bonds made in the Filing accurately sets forth matters respecting such securities required to be set forth therein;

                           (iii) This Agreement has been duly authorized,
                  executed, and delivered by the Company and constitutes a valid and binding agreement of the Company (except that counsel need render no opinion as to the enforceability of the indemnification provisions);

                         (iv) The certificates to be issued for the Bonds are
                    in proper form;

                           (v) The final Registration Statement has become
                  effective under Securities Act and, to the best knowledge of such counsel, no stop orders suspending the effectiveness of the offering have been issued and no proceeding for that purpose has been instituted or pending or contemplated under the Securities Act; and

                           (vi) The Registration Statement and each amendment
                  or supplement thereto (except for the financial data included therein and any information furnished to the Company by or on behalf of the Underwriter), complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

         The Underwriter shall have received, at each subsequent time of closing, if any, an opinion of such counsel dated as of the time of such closing and addressed to the Underwriter, confirming their opinion delivered at the time of closing as to the matters set forth in subparagraphs (i), (ii),
(iii), (iv), (v), and (vi) of subsection 8(g).

         Such counsel may rely, as to matters of local law, on opinions of local counsel satisfactory to it, and, as to matters of fact, on affidavits or certificates of officers of the Company.

                  (h) All proceedings taken and to be taken in connection with the sale of the Bonds pursuant to this Agreement shall be satisfactory as to legal aspects to the Underwriter.

                  (i) If any of the foregoing conditions set forth in subsections (a), (b), (c), (d), and (e), of this section 8 shall not have been fulfilled as above provided at or prior to the time of the initial public offering as defined below, the condition of the securities market or any material factor, whether of an economic, military, or political nature or otherwise, bearing on the marketability of the Bonds proposed to be sold shall be such as, in the Underwriter's reasonable judgment, would seriously affect the offering, sale, or delivery to the public of the Bonds, or would render such delivery at the initial public offering price impracticable or inadvisable, the Underwriter shall have the right to terminate its obligations under this Agreement forthwith, by written or telegraphic notice to the Company, without any liability on the part of the Underwriter. The term "initial public offering" means the first publication authorized by the Underwriter, following effectiveness of the Filing, of a newspaper advertisement relating to the Bonds to be offered pursuant to this Agreement, or the first allotments or confirmations by the Underwriter of any of the Bonds to customers or dealers or others by letter or telegram, whichever shall occur first. The Underwriter agrees to notify the Company in writing immediately after the initial public offering shall have been made.

                  (j) If at any time prior to the time of closing (i) trading in securities on the New York Stock Exchange shall be suspended, (ii) minimum prices shall be established on said exchange by action of said exchange or the Commission, (iii) a bank moratorium shall be declared by federal authorities, (iv) a significant decline in the United States or international economies results in a domestic securities market or other commercial conditions in the opinion of the Underwriter that are materially adverse or detrimental to the offering, or (v) there shall be an outbreak of hostilities between the United States and any foreign power which has resulted in the declaration of a national emergency or declaration of war or there shall be an outbreak of civil disorder within the United States which has resulted in the declaration of a national emergency, the Underwriter shall have the right to terminate its obligations under this Agreement forthwith, by written or telegraphic notice to the Company, without any liability on the part of the Underwriter.

         If the sale of the Bonds as herein contemplated shall not be carried out because of any of the conditions set forth in sections 7 or 8 hereof shall not have been fulfilled, then the Company shall not be liable to the Underwriter for lost profits or expenses incurred by it in connection herewith.

         9. Definitions.

                  (a) "Effective Date" shall mean the date, following any required waiting period, when the Commission shall have declared the Registration Statement effective.

                  (b) "Termination Date" shall mean the date specified below which first occurs:

                           (i)      __________________;

                           (ii) The date on which the escrow period set forth
                  in subsection 3(b) expires without the minimum number of Bonds having been subscribed to;

                         (iii) The date on which all offered Bonds are sold.

         10.      Miscellaneous Provisions.

                  (a) This Agreement contains the entire agreement of the parties hereto and cannot be altered, except in a writing making specific reference hereto.

                  (b) The representations and warranties contained herein shall be effective regardless of any investigations made or participation in the preparation of the Filing, or any amendment or supplement thereto and shall survive the Termination Date and the delivery of and payment for the Bonds contemplated herein for a period of three years.

                  (c) This Agreement has been and is made solely for the benefit of the Underwriter, the Company, and their respective successors, and, to the extent expressly provided herein, for the benefit of the directors of the Company, the officers of the Company who signed the Filing or authorized the same, the persons controlling the Underwriter or the Company, and their respective successors and assigns, and no other person or persons shall acquire or have any right under or by virtue of this Agreement. The term "successor" shall not include any purchaser, as such, of any Bonds from the Underwriter.

                  (d) Each of the parties hereto respectively warrant and represent that the persons executing this Agreement on its behalf have full power and authority to execute, acknowledge, and deliver this Agreement for and on behalf of such corporation.

                  (e) Except as otherwise provided herein, all communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed, delivered, or telegraphed to it at the following address:

                  National Securities Corporation
                  875 N. Michigan Ave., Suite 1560
                  Chicago, Illinois 60611
                  Attn:  Steven A. Rothstein, Chairman

         with copies to:

                  Arthur Don, Esq.
                    or Steve Curtis, Esq.
                  D'Ancona & Pflaum LLC
                  111 East Wacker Drive, Suite 2800
                  Chicago, IL 60601

          or, if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed to it at the following address:

                  IBF VI - Secured Lending Corporation
                  1733 Connecticut Avenue, NW
                  Washington, D.C. 20009
                  Attn:  Simon A. Hershon, President

         with copies to:

                  H. John Steele
                  Brown & Wood LLP
                  1666 K Street, N.W.
                  Washington, D.C.  20006

                  (f) In the event that any party prevails in any action or suit brought by them to obtain relief for any default under the terms hereof, the non-prevailing party shall be liable to the prevailing party for all costs, including reasonable attorneys' fees, incurred in connection with such action or suit.

                  (g) The representations, warranties, and undertakings herein on the part of the Company and the Underwriter shall not create any rights in or duties to any person to a party to this Agreement. It is expressly understood and agreed that such persons as shall purchase Bonds in the public offering described herein, shall be entitled to rely solely and only on the statements and representations made in the Filing.

                  (h) This Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument.

         If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose, whereupon this document shall constitute a binding agreement among us.

                                          Very truly yours,

                                          IBF VI - Secured Lending Corporation

                                          By________________________________
                                               Simon A. Hershon, President

         The foregoing Underwriter Agreement is accepted as of the date first above written.

                                          National Securities Corporation

                                          By__________________________________
                                               Steven A. Rothstein, Chairman